EXHIBIT 10.32

FIRST AMENDMENT TO EARTHLINK PARTNER AGREEMENT

The First Amendment to EarthLink Partner Agreement is made this 6th day of January, 2004 to the EarthLink Partner Agreement (as amended, the “Agreement”) dated March 20, 2003, by and between EarthLink, Inc., a Delaware corporation, and Callwave, Inc., a California corporation. All capitalized terms defined in the Agreement and used herein shall have the same defined meanings in this First Amendment.

WHEREAS, the parties wish to change the definition of an “Active Subscriber”.

NOW, THEREFORE, in consideration of the mutual agreement herein, the parties agree as follows:

1.	Section 1(a) shall be deleted in its entirety and replaced with the following:

“Active Subscriber” means [*]

2.	Except as specifically provided herein, the Agreement shall continue in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have entered into this as of the day and year first set forth above.

EarthLink, Inc.		COMPANY NAME

By:	/s/ Michael C. Lunsford	By:	/s/ Jason Spievak
Name:	Michael C. Lunsford	Name:	Jason Spievak
Title:	EVP Products	Title:	CFO

[*]	Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.